Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Long-Term Incentive Plan of DCP Midstream Partners, LP of our report dated February 25, 2016, with respect to the consolidated financial statements of Discovery Producer Services LLC included in DCP Midstream Partners, LP’s Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
June 7, 2016